EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D dated August 25, 2017 (including amendments thereto) with respect to the common stock of Cars.com. This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: August 25, 2017

CATALUS CAPITAL LLC

By: Catalus Capital Management LLC

By:	/s/Michael Freeburg
Name: Michael Freeburg
Title: Manager

CATALUS CAPITAL MANAGEMENT LLC

By:	/s/Michael Freeburg
Name: Michael Freeburg
Title: Manager

MICHAEL FREEBURG

/s/Michael Freeburg

MARK OLSZEWSKI

/s/Mark Olszewski